Exhibit 99.2

Gaming and Leisure Properties, Inc.

Gaming and Leisure Properties, Inc. Declares First Quarter 2014 Dividend

Wyomissing, PA.—February 19, 2014 — Gaming and Leisure Properties, Inc. (NASDAQ:GLPI) (GLPI or the Company) today announced that its Board of Directors declared a cash dividend of $0.52 per share on common stock for the first quarter of 2014.  The dividend will be payable on March 28, 2014 to shareholders of record at the close of business on March 7, 2014.  Additionally, the Board affirmed the Company’s intent to target 80% of adjusted funds from operations (AFFO) for distribution after accounting for dividends attributable to stock options and restricted stock granted prior to the spin from Penn National Gaming, Inc.  Dividends for those legacy grants will end no later than the fourth quarter of 2016.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in “triple net” lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.  GLPI expects to grow its portfolio by aggressively pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties.  GLPI intends to qualify to be taxed as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with the 2014 taxable year and will be the first gaming-focused REIT.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability to receive, or delays in obtaining, the regulatory approvals required to complete GLPI’s planned acquisitions or projects, including GLPI’s ability to qualify as a REIT or maintain its status as a REIT and there being no need for any further dividend of historical accumulated earnings and profits in order to qualify as a REIT in 2014; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to diversify into different businesses, such as hotels, entertainment facilities and office space; the access to debt and equity capital markets; fluctuating interest rates; changes in accounting standards; other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and other factors described in GLPI’s Prospectus on Form S-11 filed on October 4, 2013, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”). All subsequent written and oral forward looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Contact

Investor Relations - Gaming and Leisure Properties, Inc.

Dan Foley

T: 203- 682-8312

Email: Dan.Foley@icrinc.com

Bill Clifford

T: 610-401-2900

Email: BClifford@glpropinc.com